SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                January 10, 2002

                   -------------------------------------------

                               Gardenburger, Inc.
               (Exact Name of Registrant as Specified in Charter)

                                     Oregon
                 (State or Other Jurisdiction of Incorporation)

                                     0-20330
                              (Commission File No.)

                                   93-0886359
                        (IRS Employer Identification No.)

                      1411 S.W. Morrison Street, Suite 400
                             Portland, Oregon 97205
               (Address of Principal Executive Offices) (Zip Code)

               Registrant's Telephone Number, Including Area Code:
                                 (503) 205-1500

ITEM 5.  OTHER EVENTS.

            On January 10, 2002, the Company entered into a Revolving Credit and Term Loan Agreement (the "Loan Agreement") with CapitalSource Finance LLC
("Capital Source"). It also completed extensions to the maturity date of its subordinated indebtedness and the earliest mandatory redemption date applicable to its outstanding preferred stock.

            The Loan Agreement provides for an $8 million term loan and a $7 million line of credit. The proceeds of the term loan were applied to purchase the Company's food processing, production and other equipment used at its Clearfield, Utah, production facility, which it had been leasing under operating leases with BA Leasing & Capital Corporation. The total purchase price of the equipment was $9,050,000. A portion of the line of credit was used to repay the Company's existing revolving credit facility with Wells Fargo Bank, which has been terminated; the balance will be used as needed for working capital. The Company paid a closing fee of $300,000 to CapitalSource (the "Closing Fee").

            As a condition to obtaining the new financing, the Company negotiated extensions to the maturities of its outstanding $17.4 million principal amount of Convertible Senior Subordinated Notes ("Subordinated Notes") held by Dresdner Kleinwort Benson Private Equity Partners LP ("Dresdner") and its Series A Convertible Preferred Stock ("Series A Stock") and Series B Convertible Preferred Stock ("Series B Stock") held by various investors.

            In order to obtain the extension of maturity date of its Subordinated Notes from April 1, 2003, to March 31, 2005, the Company agreed to increase the interest rate on the notes from 7 to 10 percent, to pay a 20 percent premium at repayment or maturity of such notes, and to issue to Dresdner a warrant to purchase 557,981 shares of the Company's common stock at a price of $0.28 per share.

            To achieve the extension of the earliest mandatory redemption date of the Company's outstanding preferred stock from December 31, 2004, to March 31, 2006, the Company agreed to pay a 10 percent premium on the accumulated liquidation preference and redemption price applicable to its preferred stock, payable upon redemption or any liquidation or deemed liquidation of the Company. In addition, the Company issued to preferred shareholders, pro rata in accordance with their holdings of preferred stock, warrants to purchase an aggregate of 557,981 shares of common stock at a price of $0.28 a share. The Company accomplished the agreed changes to its preferred stock by creating two new series of preferred stock designated as Series C Convertible Preferred Stock ("Series C Stock") and Series D Convertible Preferred Stock ("Series D Stock") containing such revised terms and exchanging shares of its outstanding Series A Stock and Series B Stock for such newly created Series C Stock and Series D Stock, respectively.

            A summary of the terms of the Loan Agreement and transactions that resulted in extension of the maturity date of the Subordinated Notes and earliest mandatory redemption date of its Series A Stock and Series B Stock follows. This summary does not contain all of the information contained in the various documents that govern the transactions. Certain of these documents are included as exhibits to this report.

THE LOAN AGREEMENT

            The Loan Agreement provides for up to a $7.0 million line of credit and an $8.0 million term loan (collectively, the "Loans"). The Loan Agreement permits the Company to request advances under the line of credit up to the sum of 85 percent of eligible receivables and 60 percent of eligible inventory. The Company must maintain a minimum balance under the line of credit of $1.0 million. Advances will bear interest at an annual rate of prime plus 2.50 percent, or 7.25 percent at January 15, 2002, but in no event will the interest rate be less than 8 percent. The line of credit expires December 15, 2004.

            The $8.0 million term loan bears interest at an annual rate of prime plus 4.50 percent, but in no event will the interest rate be less than 10 percent. Interest under the term loan is payable monthly, and minimum monthly principal payments of $41,667 are required until January 1, 2003. The minimum monthly principal payment increases to $125,000 for the period from February 1, 2003, through January 1, 2004, and to $166,667 for the period from February 1, 2004, through the expiration date of the term loan, December 15, 2004. Amounts due but not paid under the term loan will be automatically drawn from the line of credit, subject to availability.

            The Loans are secured by the Company's  assets,  including,  without limitation, its accounts receivable, inventory, equipment, intellectual property, and bank deposits. The Loan Agreement contains cross default provisions with respect to the Company's other indebtedness, including the Subordinated Notes.

            Under  the  terms of the  Loan  Agreement,  proceeds  from a sale of assets outside the ordinary course of business, from certain insurance recoveries, or from other listed events must be used to prepay the Loans. Also, the Company must apply a portion of all excess cash flow (as defined) it receives to reduce the outstanding balance of the term loan. Upon a change of control (as defined) affecting the Company, it must prepay the Loans in full.

            In addition to the Closing Fee, the Company must pay to CapitalSource and any participating lenders an unused line of credit fee equal to 0.083 percent (per month) of unused amounts under the line of credit. In addition, it must pay to CapitalSource, as agent under the Loan Agreement, a collateral management fee of $4,166.67 per month. Upon the earlier of prepayment in full of the term loan or its expiration date, the Company will pay a $750,000 exit fee. The Company may not elect to prepay the Loans until July 10, 2003, except in the event of a sale of the Company.

            Pursuant to the Loan Agreement, the Company is required to maintain compliance with the following financial covenants:

            o a ratio of long-term indebtedness to earnings (as defined in the Loan Agreement) of not more than 2.75 to 1.00 through June 30, 2002, and not in excess of 2.5 to 1.00 for periods thereafter;

            o minimum quarterly earnings (as defined) of at least $5.0 million through June 30, 2002, and $6.0 million for each quarterly period thereafter;

            o a ratio of earnings (as defined) to fixed charges, such as debt service payments, capital expenditures and taxes, of not less than 1.25 to 1.00; and

            o capital expenditures of less than $1.75 million for the prior twelve months calculated as of each quarterly period through September 30, 2002, and less than $1.1 million as of quarterly periods thereafter.

In addition, the Company may not, among other restrictions, (1) incur any additional indebtedness other than accounts payable, except in certain limited circumstances, (2) create any liens on its assets, (3) invest in other entities,
(4) pay dividends, redeem its capital stock (including preferred stock), or make unscheduled payments under its Subordinated Notes (except as expressly permitted), (5) sell assets other than in the ordinary course, except in certain limited circumstances, (6) engage in any transaction with an affiliate, (7) amend its Articles of Incorporation or Bylaws in a manner that would be adverse to CapitalSource, or (8) enter into any contingent obligations or guarantee the obligations of another.

SUBORDINATED NOTES

            The Company and Dresdner entered into a Second Amendment to Note Purchase Agreement, an Amended and Restated Convertible Senior Subordinated Note (the "Restated Subordinated Note"), and a Warrant Agreement, each dated January 10, 2002, in connection with the extension of the maturity date under the Subordinated Notes from April 1, 2003, to March 31, 2005, and certain other negotiated changes. Under the terms of the Restated Subordinated Note, the Company agreed (i) to increase the interest rate on the Subordinated Notes from 7 to 10 percent and (ii) to pay a 20 percent premium on the principal plus accrued but unpaid interest on the Subordinated Notes at repayment or maturity. The Restated Subordinated Note remains convertible into common stock at the election of the holder; the current conversion price is $10.16 per share. Interest is payable in cash semi-annually to the extent of availability under the CapitalSource line of credit.

            The Company is required to apply a portion of excess cash flow (as defined) to repay accrued interest and the outstanding principal amount of the Restated Subordinated Note, subject to certain specified exceptions. The Company must at all times pay 50 percent of excess cash flow to pay down indebtedness to CapitalSource and to Dresdner in specified proportions.

            The Restated Subordinated Note contains financial covenants which are similar to those in the Loan Agreement but in each case slightly more favorable to the Company. The Restated Subordinated Note also contains subordination provisions with respect to the Loans and cross default provisions with respect to the Company's other indebtedness, including the Loans.

            In addition, under the terms of the Warrant Agreement, the Company agreed to issue to Dresdner a warrant with a ten-year term to purchase 557,981 shares of the Company's common stock at a price of $0.28 per share, subject to anti-dilution adjustments. The Company granted registration rights to Dresdner with respect to shares issuable upon exercise of its warrant.

PREFERRED STOCK

            The Company and the holders of its outstanding Series A Stock and Series B Stock entered into a Preferred Stock Exchange Agreement dated January 10, 2002 (the "Exchange Agreement"), in connection with the extension of the earliest date on which the holders of the Company's preferred stock could require that their shares be redeemed, and certain other changes. This extension was a condition to funding under the Loan Agreement and closing of the Second Amendment to Note Purchase Agreement. Under the terms of the Exchange Agreement, holders of Series A Stock and Series B Stock agreed to exchange all of their outstanding shares of Series A Stock and Series B Stock for newly created Series C Stock and Series D Stock, respectively, at an exchange ratio of five shares of Series A Stock for each share of Series C Stock and five shares of Series B Stock for each share of Series D Stock. In addition, the Company agreed to issue to preferred shareholders warrants with a ten-year term to purchase an aggregate of 557,981 shares of the Company's common stock, exercisable at a price of $0.28 per share, subject to anti-dilution adjustments. The Company granted holders of its preferred stock registration rights with respect to shares to be issued upon exercise of the warrants, including both demand and piggy-back registration rights.

            The terms of each new series of Preferred Stock are intended to provide participants in the exchange with nearly identical rights, preferences, and privileges as were applicable to the prior Series A Stock and Series B Stock, except that the terms of Series C Stock and Series D Stock provide for a 10 percent premium on any liquidation or redemption and for an earliest date on which holders may require redemption of their shares of March 31, 2006, instead of December 31, 2004. As a result of the exchange, the Company has outstanding 552,500 shares of its Series C Stock and 97,500 shares of its Series D Stock. No shares of Series A Stock and Series B Stock remain outstanding.

            Specific terms applicable to the Series C Stock and Series D Stock are as follows:

            CONVERSION. Shares of Series C Stock are convertible into shares of common stock at a conversion price of $10 per share (subject to certain anti-dilution adjustments), or presently on a five-to-one basis, at any time at the discretion of the holder. Shares of Series D Stock are presently convertible at a conversion price of $3.75 per share, again subject to adjustments.

            DIVIDENDS. Shares of Series C Stock and Series D Stock are entitled to a 12 percent cumulative annual dividend calculated on a base amount of $50.00 per share, payable only upon a redemption of the shares or in the event of a liquidation. Accruals of dividends do not bear interest. All accumulated dividends on shares of Series C Stock and Series D Stock which are converted into common stock will be forfeited, other than dividends, if any, as to which the Company has previously breached its payment obligation.

            LIQUIDATION PREFERENCE. The Series C Stock and Series D Stock are each entitled to a liquidation preference of $73.07 per share, plus any accumulated and unpaid dividends from January 10, 2002, until any event of liquidation or deemed liquidation of the Company. Each holder of Series C Stock or Series D Stock may, in its discretion, deem a merger or other business combination in which the Company is not the surviving entity, a sale of all or substantially all the Company's assets, a capital reorganization of the Company, or a reclassification of the Company's outstanding common stock to be a liquidation for purposes of this liquidation preference.

            REDEMPTION. Shares of Series C Stock and Series D Stock are subject to mandatory redemption at the request of a majority of the outstanding shares of each series at any time after March 31, 2006, at a redemption price equal to $73.07 per share, plus all accumulated and unpaid dividends; provided that, if at least $5 million in principal amount of the Restated Subordinated Notes remain outstanding and Dresdner and its affiliates continue to own a majority of the outstanding principal amount of such notes, then the Company may not redeem shares of preferred stock without the consent of the holders of a majority of the then outstanding principal amount of the notes. Subject to certain conditions, including, among others, that the closing price of the Company's common stock be at least 200 percent of the conversion price applicable to a series of preferred stock for at least 60 days, the Company may redeem either series of its preferred stock at any time after March 31, 2006.

            VOTING RIGHTS. Shares of Series C Stock are entitled to a number of votes equal to the number of shares of common stock into which such shares are then convertible in the election of directors and any other matters presented to the shareholders of the Company for their action or consideration. Shares of Series D Stock are entitled to a number of votes calculated by dividing (i) the number of shares of common stock into which such shares are then convertible (eliminating any fractions) by (ii) 2.667. Except to the extent otherwise required by law or the Company's Articles of Incorporation, holders of shares of Series C Stock and Series D Stock will vote together with the holders of common stock as a single voting group.

            As long as at least 281,775 shares of Series C Stock remain outstanding, the holders of Series C Stock, voting as a separate voting group, are entitled to elect two directors by a majority vote. Also, as long as at least 110,500 shares of Series C Stock and 19,500 shares of Series D Stock remain outstanding, the Company may not take certain specified actions, including, among others, authorizing or issuing shares of preferred stock, amending the Company's Articles of Incorporation or bylaws to alter the rights of the holders of the preferred stock, or engaging in certain specified significant corporate transactions, in each case without the consent of holders of a majority of shares of Series C Stock and Series D Stock voting together as a single voting group. The above-described voting rights are consistent with rights associated with Series A Stock and Series B Stock.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

            The exhibits included in this report are listed in the Exhibit Index on page 7.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         GARDENBURGER, INC.


Dated:  January 17, 2002                 By  /s/ Lorraine Crawford
                                             -------------------------------
                                             Lorraine Crawford
                                             Vice President of Finance,
                                             Corporate Controller,
                                             Secretary and Treasurer

                                  EXHIBIT INDEX


EXHIBIT NO.     DESCRIPTION
-----------     -----------

3.1 Articles of Amendment to the Restated Articles of Incorporation of Gardenburger, Inc. (the "Company"), including the Determinations of Terms of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, filed January 9, 2002.
10.1 Revolving Credit and Term Loan Agreement dated as of January 10, 2002, between the Company, CapitalSource Finance LLC, as administrative agent and collateral agent for Lenders, and the Lenders.
10.2 Second Amendment dated as of January 10, 2002, to the Note Purchase Agreement, dated as of March 27, 1998, between Dresdner and the Company.
10.3 Amended and Restated Convertible Senior Subordinated Note dated January 10, 2002, issued by the Company to Dresdner.
10.4 Warrant Agreement dated as of January 10, 2002, between Dresdner Kleinwort Benson Private Equity Partners LP, a Delaware limited partnership ("Dresdner"), and the Company.
10.5 Form of Warrant issued to Dresdner and holders of the Company's preferred stock.
10.6 First Amendment dated January 10, 2002, to Registration Rights Agreement dated as of March 27, 1998, between Dresdner and the Company.
10.7 Preferred Stock Exchange Agreement dated as of January 10, 2002, by and among the Company and the holders of the Company's preferred stock.
10.8 Registration Rights Agreement dated as of January 10, 2002, by and among the Company and the holders of its preferred stock.